UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2005

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 20, 2005, TranSwitch Corporation (the “Company”) issued a press release reporting its results of operations and financial condition for the first fiscal quarter ended March 31, 2005, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2005, the Company filed a Certificate of Increase to the Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Increase”) with the Secretary of State of the State of Delaware, increasing the amount of Series A Junior Participating Preferred Stock from 100,000 shares to 200,000 shares. The Company’s Board of Directors authorized and approved the filing of the Certificate of Increase on April 5, 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

3.1	Certificate of Increase to Certificate of Designation of Series A Junior Participating Preferred Stock

99.1	Press release dated April 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

April 20, 2005	By:	/s/ Peter J. Tallian
	Name:	Peter J. Tallian
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Increase to the Certificate of Designation of Series A Junior Participating Preferred Stock

99.1	Press release dated April 20, 2005